                                                                    EXHIBIT 23.3

                        CONSENT OF MILLER AND LENTS, LTD.

         We hereby consent to the references to us under captions "Part I, Item 1 and 2. Business and Properties Natural Gas and Oil Reserves" in this Annual Report on Form 10-K of The Houston Exploration Company for the year ended December 31, 1998.



MILLER AND LENTS, LTD.
Houston, Texas
March 22, 1999